UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Hilton Grand Vacations Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 7, 2021

Dear Fellow Stockholder:

As you know, we will be holding a special meeting of stockholders of (the “special meeting”) of Hilton Grand Vacations Inc. (“HGV”), a Delaware corporation, on July 28, 2021 at 9:00 a.m., Eastern time, at 5323 Millenia Lakes Boulevard, Orlando, Florida 32839. As more fully described in the original proxy statement that we mailed to you, at the special meeting, holders of HGV’s common stock entitled to vote will be asked to consider and vote on the proposal to issue shares of HGV common stock to stockholders of Dakota Holdings, Inc., a Delaware corporation (“Diamond”), which indirectly owns all of the interests in Diamond Resorts International, Inc., in connection with the acquisition of Diamond by HGV through a series of transactions (the “merger”), and other related proposals.

If the proposals are approved, the merger will be effected pursuant to an Agreement and Plan of Merger, dated as of March 10, 2021 (the “merger agreement”), by and among HGV, Hilton Grand Vacations Borrower LLC, a Delaware limited liability company and a wholly-owned subsidiary of HGV (“Merger Sub” or “HGV Borrower”), Diamond, which is controlled by investment funds and vehicles managed by affiliates of Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”), and the stockholders of Diamond, a copy of was included in the original proxy statement. After the completion of the merger, Diamond will cease to exist as an entity and all of its assets and liabilities will be held by Merger Sub.

The attached supplement, which we refer to as this “supplement,” contains a description of certain modifications to the merger agreement and additional information supplementing the original proxy statement. We urge you to read this supplement carefully, together with the original proxy statement we have previously sent to you, as they contain important information for you to consider in connection with the proposals.

HGV’s board of directors unanimously recommends that you vote “FOR” the issuance of shares of HGV common stock to Diamond stockholders under the merger agreement and “FOR” the approval of the other proposals set forth in the original proxy statement.

Thank you for your continued support and confidence that you have placed in us. We remain excited about HGV’s proposed acquisition of Diamond.

Sincerely,

Leonard A. Potter
Chairman of the Board of Directors

The attached supplement is dated July 7, 2021.

PROXY STATEMENT SUPPLEMENT

INTRODUCTION

This document supplements the original proxy statement, dated June 21, 2021, previously provided to you in connection with the proposed acquisition by HGV of Diamond pursuant to the merger agreement (the “original proxy statement”). This supplement includes a description of certain modifications to the merger agreement and additional information. Except as described in this supplement, the information provided in the original proxy statement continues to apply.

To the extent that information in this supplement differs from, updates or conflicts with information contained in the original proxy statement, the information in this supplement is more current. Otherwise, you should continue to rely only on the information contained or incorporated by reference into the original proxy statement, as modified by this supplement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, the original proxy statement, as updated by this supplement.

If you need another copy of the original proxy statement, or you have any questions or need assistance voting your shares, please contact our proxy solicitor, Okapi Partners LLC., at the following addresses and telephone numbers:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and brokers call: +1-212-297-0720

Stockholders and all others call toll-free: (888) 785-6707

Email: info@okapipartners.com

Your vote is very important. Whether or not you expect to attend the special meeting, we urge you to submit a proxy to vote your shares as promptly as possible by (1) accessing the internet website specified on your proxy card (which was included with the original proxy statement) and following the on-screen instructions; (2) calling the toll-free number specified on your proxy card; or (3) signing, dating and mailing your proxy card in the postage-paid envelope that was provided to you with the original proxy statement as soon as possible, so that your shares may be represented and voted at the special meeting. If you have already submitted a proxy, you do not need to submit a new proxy card.

Our board of directors unanimously recommends that you vote “FOR” the issuance of shares of HGV common stock to Diamond stockholders under the merger agreement and “FOR” the approval of the other proposals set forth in the proxy statement.

Any capitalized terms used in this supplement, but not otherwise defined, have the meanings ascribed to them in the merger agreement.

AMENDMENTS TO THE MERGER AGREEMENT

AND RELATED SUPPLEMENTAL INFORMATION

On July 7, 2021, HGV and Merger Sub entered into an amendment to the merger agreement with Diamond and AP VIII Dakota Holdings, L.P., solely in its capacity as the Seller Representative, pursuant to which the parties agreed that, if on July 20, 2021, the only condition to the Closing in the merger agreement that remains unsatisfied is the condition set forth in Section 7.1(c) of the merger agreement (other than certain conditions that, by their terms, are to be fulfilled, but subject to the fulfillment or waiver thereof at the Closing), then:

•

the amount of accrued and unpaid interest on the Funded Indebtedness of the Company Entities included within the calculation of “Excluded Liabilities” shall be determined as of July 20, 2021, rather than as of immediately prior to the Closing;

•

the amount of accrued and unpaid interest on the Unsecured Indenture included within the calculation of “Excluded Liabilities” shall be determined as of July 20, 2021, rather than as of immediately prior to the Closing; and

•

the “Restricted Period” during which Apollo (as defined in the form of the stockholders agreement attached as Exhibit B to the merger agreement) may not transfer any shares of HGV’s common stock it acquires in the merger, will be shortened from 180 days to 160 days.

A copy of the amendment is attached as Annex A to this supplement.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This supplement, including information included or incorporated by reference herein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words such as “expect,” “anticipate,” “target,” “goal,” “project,” “intend,” “plan,” “believe,” “budget,” “should,” “continue,” “could,” “forecast,” “may,” “might,” “potential,” “strategy,” “will,” “would,” “seek,” “estimate,” or variations of such words and similar expressions, although the absence of any such words or expressions does not mean that a particular statement is not a forward-looking statement. All statements, other than statements of historical facts, are forward-looking statements.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events, including the completion of the merger, and are subject to risks, uncertainties and other factors. Many of these factors are outside our control and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements. Please see the risk factors described in the section entitled “Risk Factors” beginning on page 22 of the original proxy statement. In addition, please see the other factors identified in, as well as other important statements related to forward-looking statements that are set forth in, the section entitled “Special Note About Forward-Looking Statements” beginning on page 36 of the original proxy statement.

Finally, additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports we have filed with the SEC. For a list of the documents incorporated by reference, see the sections entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 155 of the original proxy statement.

Annex A

EXECUTION VERSION

July 7, 2021

AP VIII Dakota Holdings, L.P.

c/o Apollo Management Holdings, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention: David Sambur, Partner

John Suydam, Chief Legal Officer

RE:	Amendment to Agreement and Plan of Merger

Dear David and John:

Reference is made to the Agreement and Plan of Merger, dated as of March 10, 2021 (the “Merger Agreement”), by and among Hilton Grand Vacations Inc., a Delaware corporation (“HGV”), Hilton Grand Vacations Borrower LLC, a Delaware limited liability company, Dakota Holdings, Inc., a Delaware corporation, AP VIII Dakota Holdings, L.P., a Delaware limited partnership, solely as the Seller Representative, and other Sellers party thereto. Capitalized terms used in this letter agreement, but not otherwise defined herein, shall have the meanings set forth in the Merger Agreement.

Notwithstanding anything in the Merger Agreement to the contrary, the parties hereto hereby acknowledge and agree that, if on July 20, 2021, the only condition to the Closing in the Merger Agreement that remains unsatisfied is the condition set forth in Section 7.1(c) of the Merger Agreement (other than those conditions that, by their terms, are to be fulfilled at the Closing, but subject to the fulfillment or waiver thereof at the Closing in accordance with Article VII), then:

1.

the amount of accrued and unpaid interest on the Funded Indebtedness of the Company Entities included within the calculation of “Excluded Liabilities” shall be determined as of July 20, 2021, rather than as of immediately prior to the Closing;

2.

the amount of accrued and unpaid interest on the Unsecured Indenture included within the calculation of “Excluded Liabilities” shall be determined as of July 20, 2021, rather than as of immediately prior to the Closing; and

3.	the “Restricted Period” defined in the form of Stockholders Agreement attached as Exhibit B to the Merger Agreement shall be shortened from 180 days to 160 days.

The Seller Representative hereby represents and warrants that the consent of the Reverence Sellers as described in the proviso of Section 10.21(a)(viii) of the Merger Agreement is not required in relation to this letter agreement.

Other than as set forth in this letter agreement, all of the terms and conditions of the Merger Agreement will continue in full force and effect. Sections 10.2 (Amendment and Modification), 10.3 (Waiver), 10.5 (Interpretation), 10.7 (Parties in Interest), 10.8 (Governing Law), 10.9 (Submission to Jurisdiction), 10.12 (Enforcement), 10.14 (Severability), 10.15 (Waiver of Jury Trial), 10.16 (Counterparts), 10.17 (Facsimile or pdf Signature) of the Merger Agreement shall apply to this letter agreement, mutatis mutandis, as if set forth herein in full.

[Remainder of page intentionally blank; signature page follows.]

2

Sincerely,

HILTON GRAND VACATIONS, INC.

By:	/s/ Charles R. Corbin
	Name:	Charles R. Corbin
	Title:	Executive Vice President & Secretary

HILTON GRAND VACATIONS BORROWER LLC

By:	/s/ Charles R. Corbin
	Name:	Charles R. Corbin
	Title:	Executive Vice President & Secretary

Acknowledged and agreed
as of the day and year first above written:

AP VIII DAKOTA HOLDINGS, L.P.,
in its capacity as the Seller Representative,

By: Apollo Advisors VIII, L.P.,
its general partner

By: Apollo Capital Management VIII, LLC,
its general partner

By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

DAKOTA HOLDINGS, INC.

By:	/s/ Michael Flaskey
	Name:	Michael Flaskey
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT TO MERGER AGREEMENT]

cc:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas
New York, NY 10019-6064
Attention:	Taurie Zeitzer
Brian Scrivani